Exhibit 10.1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Development and Supply Agreement
This Development and Supply Agreement (this “Agreement”) is entered into as of September 29, 2015 (the “Effective Date”) by and between Eliiy Power Co., Ltd., a Japanese corporation (“Eliiy”), and Enphase Energy, Inc., a Delaware corporation (“Enphase”).
WHEREAS, Enphase has been and is engaged in the business of manufacturing, supplying and selling solar microinverters and other components for solar energy systems;
WHEREAS, Eliiy has been and is engaged in the business of developing, manufacturing and supplying battery modules;
WHEREAS, Enphase is developing an “AC Battery” for residential and commercial use that will allow an end user of solar energy systems to store energy generated by the solar energy system; and
WHEREAS, Eliiy has agreed to develop, manufacture and supply to Enphase a battery module component for the AC Battery.
NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the parties agree as follows:

1.	Definitions:

a.
“Confidential Information” shall mean non-public information that is proprietary or confidential to the party disclosing such information, including without limitation, information, materials, designs, products, reports, or samples relating to the disclosing party’s employees, contractors, trade secrets, technology, techniques, customers, vendors, finances, products, or applications. Confidential Information does not include information to the extent it: (i) is or becomes publicly available without any action or failure to act by either party in breach of this Agreement, (ii) is or was received lawfully by the party receiving the information without an obligation of confidentiality; (iii) is or was independently developed by the receiving party without reference to the Confidential Information; or (iv) is subject to disclosure as required by a court or governmental agency, provided that reasonable notice has been provided to the disclosing party so as to allow the disclosing party an opportunity to determine whether disclosure is appropriate, seek a protective order, or pursue other appropriate process to curtail disclosure.

b.
“Dangerous Goods” shall mean solids, liquids or gases that can harm people, or other living organisms, property or the environment and that are the subject of regulations in the respective jurisdictions as to the handling, packaging, storage, shipping and usage.

c.	“Delivery Date” shall mean the date when Product is delivered to Enphase at Eliiy factory location as described in Section 3.g.(i).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

d.
“Eliiy IP” shall mean Intellectual Property Right which is: (i) owned by Eliiy; (ii) developed by Eliiy for purposes of fulfilling its obligations under this Agreement; or (iii) provided by Eliiy through license from other licensor(s) as applicable.

e.
“Enphase IP” shall mean Intellectual Property Right which is: (i) owned by Enphase; (ii) developed by Enphase for purposes of fulfilling its obligations under this Agreement; or (iii) provided by Enphase through license from other licensor(s) as applicable.

f.
“Governmental Authority” shall mean any national, autonomic, regional, province, town, city, tribal, or municipal government, whether domestic or foreign, or other administrative, regulatory or judicial body of any of the foregoing.

g.
“Hazardous Material” shall mean hazardous or toxic substance, waste or material, or any other substance, pollutant or condition that is commonly understood to pose a severe risk to human health or the environment.

h.
“Intellectual Property Right” or “IP Right” shall mean all intangible legal rights, titles and interests evidenced by or embodied in or connected or related to all inventions and all improvements thereto, and all patents, and patent applications trademarks, service marks, trade names, copyrights, rights in trade secrets, design rights, layout rights, mask work rights in mask works, designs and layouts, and all applications, registrations, and renewals in connection therewith and any other intellectual property rights, industrial rights and any other similar rights, existing now or in the future anywhere in the world, whether registered or unregistered and all copies and tangible embodiments thereof in whatever form or medium.

i.
“Laws” shall mean all laws, statutes, treaties, ordinances, codes, judgments, decrees, directives, guidelines, policies, injunctions, writs, orders, rules, regulations, including all applicable environmental regulations, interpretations, licenses, permits and other approvals with, from or of any governmental authority having jurisdiction in the Target Markets; provided, however, that laws of the other markets that are entered into by Enphase during the Term but after the Exclusivity Period and any country where the AC Battery will be manufactured or assembled by Enphase may be included in the scope of this definition by the consent of Eliiy upon examination of the laws within such jurisdiction, which such consent shall not be unreasonably withheld; provided however, that if Eliiy does not agree to enter a certain jurisdiction, then the parties shall negotiate in good faith a change to the volume requirements set forth in Section 3.e.

j.	“Product” shall mean the final, fully assembled and line-tested components (LIB, BMU and cables) produced by Eliiy pursuant to the Specifications.

k.
“Specifications” shall mean the specifications as agreed by Enphase and Eliiy in writing and made a part of this Agreement as Exhibit A, or any such new specifications mutually agreed to by the parties and incorporated into this Agreement by the amendment of Exhibit A.

2.	Development of the Product.

a.	Eliiy’s Obligations. Provided that Enphase provides all the necessary material, information and input as required, Eliiy agrees to undertake and complete development of the Product

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

in accordance with the Specifications, milestones (each, a “Milestone”) and time frames set forth on the “Milestone Schedule” set forth in Exhibit B. Eliiy shall give Enphase at least [*] written notice if it is going to be unable to meet a deliverable date in the Milestone Schedule. Eliiy acknowledges that time is of the essence in the completion of its obligations hereunder.

b.
Project Coordinator. Each party shall designate one (1) initial “Project Coordinator” under this Agreement who is listed on Exhibit C to this Agreement. The Project Coordinators will be responsible for day-to-day communications between the parties regarding the subject matter of this Agreement. Parties may designate alternate Project Coordinators upon written notice. Neither party’s Project Coordinator is authorized to amend, alter, waive or extend this Agreement or any obligations of the parties in any manner.

c.
Licenses. Enphase hereby grants Eliiy a non-exclusive license during the Term of this Agreement to use Enphase IP Rights as necessary to perform Eliiy’s obligations under this Agreement. Except as otherwise specifically provided in this Agreement, each party acknowledges and agrees that no licenses or rights under any of the Intellectual Property Rights of the other party are given or intended to be given to such other party.

d.
Unrelated Technology. In the event that, during the course of the development work of the Product, the parties discover or jointly develop Intellectual Property that is neither Eliiy IP nor Enphase IP, then the parties agree to negotiate in good faith, taking into consideration which party did most of the work and research, as to the ownership of such Intellectual Property.

3.	Supply and Purchase.

a.	Scope. Provided that Eliiy timely completes the development of the Product pursuant to the terms of the Milestone Schedule and the Specifications then, during the Term:

(i)
Eliiy shall: (A) deliver all of the Product specified in a Purchase Order in accordance with the provisions of this Agreement and such Purchase Order; (B) provide the Warranties with respect to the Product delivered hereunder; (C) perform its other obligations set forth in this Agreement and such Purchase Order; and (D) comply with Enphase’s Advanced Product Quality Planning document, version 1.3 (“APQP”). To the extent [*] because [*], it will promptly notify Enphase in writing and the parties agree to [*]; provided however, the parties agree that [*] as of the Effective Date.

(ii)
Enphase shall purchase battery module products exclusively from Eliiy until the later of: (A) two (2) years from the date that the first commercial Product is sold to Enphase; (B) or March 31, 2018 (the “Exclusivity Period”); provided however, that Eliiy is willing and able to produce the Product in the volumes and at the agreed upon prices described in Section 3.e and 3.f below, and in accordance with the Specifications, the quantities and Delivery Dates on accepted Purchase Orders, that are reasonably required by Enphase during such Exclusivity Period (the “Performance Requirements”). Notwithstanding any other remedy in law or equity, in the event that Eliiy is unable to meet the Performance Requirements, the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

parties shall negotiate in good faith the reduction of the Annual Volume amounts set forth in Section 3.e and/or other reasonable measures.

(iii)
Eliiy shall use best efforts to insure that the Product is completed, certified and suitable for commercial production pursuant to the terms of the Milestone Schedule (the “Target Date”). If Eliiy cannot meet the Target Date, then the parties shall negotiate in good faith the modification of Enphase’s obligations (including the Annual Volume amounts set forth in Section 3.e. and the Unit Price set forth in Section 3.f) under this Agreement. If there is a material design or Milestone change, then the parties shall mutually agree to a reasonable extension of the Target Date.

b.	Purchase Orders.

(i)
Purchase Orders. Enphase shall order the Product by issuing a written “Purchase Order” that sets forth at least the: (A) quantity of Product; (B) Unit Price (as described in 3.f.(i) below); and (C) Delivery Date, which shall be reasonably in-line with the Rolling Forecast. Enphase shall not send Purchase Orders more than one (1) time during each [*] period; provided however, that Eliiy may agree to accept additional Purchase Orders if reasonably requested by Enphase.

(ii)	Lead Time. Orders for the Product require a lead time of [*] prior to the Delivery Date of the Product.

(iii)
Acceptance of Purchase Order. Eliiy shall use best efforts to accept and acknowledge the Purchase Order within [*] (meaning a day when: (i) deposit-taking banks are open in Tokyo for the business of over-the-counter deposit-taking; or (ii) Eliiy’s manufacturing plant is open for business (which shall be communicated to Enphase by the start of Eliiy’s each fiscal year)) of receipt of the Purchase Order, but in no event more than [*] from such receipt. Upon acceptance of a Purchase Order submitted by Enphase, Enphase agrees to purchase such Product from Eliiy, and Eliiy agrees to sell and deliver to Enphase such Product.

(iv)	Cancellation of a Purchase Order. Enphase may cancel a Purchase Order prior to the receipt of Eliiy’s acceptance.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

c.
Business Plan. During the Term of this Agreement, each party shall deliver to the other Party, by the end of October each year, their respective business plans regarding the AC Battery and the Product for the following year, and consult with each other in determining its business plan for the following year. Enphase shall use commercially reasonable efforts to sell the AC Battery in Australia, United States, Canada, and the European Union as the initial target markets (collectively, the “Target Markets”) during the Exclusivity Period.

d.
Rolling Forecast. Enphase shall deliver to Eliiy a rolling forecast on a monthly basis which sets out the order forecast for the following [*] (the “Rolling Forecast”). The Rolling Forecasts shall be non-binding and are intended by the parties solely to assist them in coordinating the manufacture and supply of the Product under this Agreement and Purchase Orders.

e.
Annual Volumes. Enphase shall use commercially reasonable efforts to submit Purchase Orders which, in the aggregate, binds Enphase to purchase of a volume of Product in the ranges set forth below; provided however, that to the extent that the parties have agreed to pricing (as of the Effective Date and in the future), then Enphase shall be obliged to purchase the Product volume for the time period that the pricing has been agreed to:

Year	Number of Products
2015	[*]
2016	[*]
2017	[*]
2018	[*]
2019	[*]
2020	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

f.	Pricing and Payment.

(i)	Unit Price. The unit price for the Product shall be:
2015: USD [*]
USD [*]
USD [*]
Q1 – 2016:                USD [*]
Q2 – 2016:                USD [*]
Q3 – 2016:                USD [*]

Q4 – 2016 through 2017:	[*]
All Unit Prices are FCA Eliiy factory location, Japan (Incoterms 2010). Unit Price is determined based on the Delivery Date. The parties shall mutually agree to all future pricing during the Term no later than [*] before the pricing goes into effect.

(A)
Currency. Unless otherwise agreed in writing, the Unit Prices are in US dollars and are exclusive of all taxes, duties, tariffs, and assessments, and Enphase will pay all taxes, duties and assessments including but not limited to sales, use, VAT, withholding tax and other taxes, if any, arising on or measured by amounts payable to Eliiy under this Agreement. To the extent that the Exchange Rate on the last day of any quarter has changed more than [*] from the Effective Exchange Rate, the Unit Prices for purchases beginning the first day of the following quarter shall be adjusted based on changes in the Exchange Rate as reported on the last business day of the prior calendar quarter. “Exchange Rate” is defined as the closing currency exchange rate of the United States Dollar to the Japanese Yen as quoted on the Wall Street Journal. “Effective Exchange Rate” shall mean [*], or to the extent Unit Prices have previously been adjusted pursuant to this Section 3(f)(i)(A), the Exchange Rate on last day of any quarter proceeding such adjustment .

(B)	Terms. Enphase shall pay Eliiy the amount specified in a Purchase Order accepted by Eliiy net [*] from Enphase’s receipt of an undisputed invoice.

(C)
Late Payment. Any undisputed amount not paid by Enphase to Eliiy when due shall accrue interest at the rate of [*] beginning on the date that is [*] after Enphase has received Eliiy’s written notice that such undisputed amount has not been paid. Eliiy may suspend the deliveries of accepted Purchase Orders if: (a) Eliiy has provided notice that Enphase has not paid a undisputed invoice; and (b) Enphase has not paid the undisputed invoice after a cure period of [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

(D)
Payments Not Acceptance of Product. No payment made hereunder shall be considered or deemed to represent that Enphase has inspected the Product or checked the quality or quantity thereof and shall not be deemed or construed as approval or acceptance of any Product, or as a waiver of any claim or right that Enphase may then or thereafter have, including any rejection or warranty right.

g.	Packaging and Delivery.

(i)
All Product purchased by Enphase and sold by Eliiy under Purchase Orders entered pursuant to this Agreement shall be packaged in accordance with applicable Laws and delivered by Eliiy to Enphase according to FCA Eliiy factory location, Japan (Incoterms 2010) (the “Delivery Point”).

(ii)	If, after proper due diligence by both parties, the parties determine in good faith that [*], then the Product may be [*]. Eliiy shall [*] if [*].

(iii)
Eliiy shall cause the carrier to inspect the packaging of the Product prior to its loading of the Product, and the carrier shall have the authority to reject Product on behalf of Enphase if the packaging is damaged. Eliiy shall, in advance of Delivery Date provide to Enphase’s freight forwarder all documentation required for the ocean carrier to issue bill of lading. To the extent not included in the foregoing, Eliiy shall provide an itemized list of all Product delivered to a carrier for each shipment in order to validate the quantity and type of Product delivered.

(iv)
From the Effective Date until [*], Enphase shall reimburse Eliiy for the reasonable costs and expenses related to the incremental costs for complying with clearing the Product for international shipment pursuant to the requirements of FCA Eliiy factory location, Japan (Incoterms 2010) (excluding packaging requirements).

h.
Acceptance and Rejection. Enphase shall use commercially reasonable efforts to inspect the Product within a reasonable period of time following arrival of the Product at the Delivery Point. Enphase or its representatives may reject any non-conforming Product or shipments of Product [*]: (a) [*] following the discovery of any Product that does not conform with the applicable Specification, the applicable Purchase Order, or any other requirement set forth in this Agreement; or (b) [*] following the date of delivery at the Delivery Point. Title to the Product shall pass from Eliiy to Enphase at the Delivery Point when such Product have been loaded on the carrier’s means of transport.

i.
Product Warranty and RMA Procedure. Eliiy shall offer an [*] Warranty for the Product as set forth in Exhibit D. The Warranty Period begins on the Delivery Date of the Product provided that the RMA Procedure and warranty precautions and exclusions shall be agreed upon by both parties prior to the Delivery Date. The parties shall work in good faith to: (i) complete the RMA Procedure on or before [*]; and (ii) agree to reasonable warranty precautions and exclusions on or before [*] from the Effective Date.

j.
Epidemic Failure. The rights and obligations set forth in this section will apply if at any time during the Term: (a) Eliiy receives valid Warranty claims from Enphase resulting in an annualized failure rate in any rolling [*] period of: (i) [*] relating to the same failure

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

mode, (ii) or [*] for all cumulative failure modes; or (b) Eliiy recalls any Product. If after a valid and proper RMA Procedure, Enphase notifies Eliiy that the Epidemic Failure threshold has been met or Eliiy notifies Enphase of a recall for any Product, Eliiy shall: (a) contain the problem within [*]; (b) perform a root cause analysis within [*]; and (c) provide Enphase with a written report explaining the likely causes of the serial defect and how Eliiy intends to address the matter. Eliiy shall promptly, at its sole cost and expense and without the need for Enphase to make a further claim under the Warranty, address the serial defect in each Product sold to Enphase under this Agreement. Eliiy shall address the serial defect through replacement, refund or another remedy that Enphase reasonably deems appropriate and technically feasible under its Warranty, provided that such solution addresses the defect. Eliiy’s associated costs of replacement for the Product may include, but are not limited to: freight, storage, failure analyzing, labor, truck roll, installation and disposal. Enphase may, upon written notice and without being in breach or default of its obligations under this Agreement or any Purchase Order: (i) suspend issuances of Purchase Orders for such Product; (ii) direct Eliiy to suspend deliveries of such Product to the Delivery Point; or (iii) reject any such Product then in storage at Enphase’s facility, or any contracted storage facility, and Eliiy shall arrange for the proper disposal of such rejected Product and bear all expenses related to such disposal. The foregoing remedies are not exclusive, and Enphase may elect to apply one remedy with respect to certain Product and a different remedy with respect to other Product; provided however, that the parties agree that the Annual Volume requirements set forth in Section 3.e shall be renegotiated in good faith within no more than [*] of a written notice from Enphase. Enphase shall not be obligated to resume performance under this Agreement until Eliiy has supplied evidence reasonably satisfactory to Enphase to demonstrate the defect has been addressed with respect to manufacturing additional Product. The foregoing obligations are separate from the obligations of either party which the parties shall undertake in the course of the RMA process.

k.	Representations and Warranties.

(i)	Representations and Warranties of Eliiy. Eliiy represents and warrants that:

(A)	it has full authority to execute this Agreement;

(B)
it is in good standing in all jurisdictions where it currently operates and that the operation of its business is conducted pursuant to all applicable Laws in all jurisdictions where it currently operates;

(C)	it will not be in breach of any other contract or agreement by entering into and performing under this Agreement;

(D)	it will use reasonable efforts to assist Enphase to determine all applicable Laws respect to the manufacturing, packaging, and shipment of the Product;

(E)
all Product shall be manufactured, packaged and prepared for shipment in accordance with the Specifications, all applicable Laws and this Agreement; including, but not limited to, complying with all laws related to the handling of Dangerous Goods.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

(F)
Eliiy shall maintain in effect insurance in accordance with the provisions of Exhibit F throughout the Term. Eliiy shall use best efforts to increase the insurance coverage in amounts Enphase reasonably requests as the volumes of Product sold increases. Eliiy shall comply with the terms of any policy required to be maintained by Eliiy in connection with this Agreement. Eliiy shall use its best efforts to provide to Enphase an insurance certificate meeting the requirements of Exhibit F by [*].

(G)	the manufacture and operation of the Product does not and shall not infringe on any intellectual property rights of third parties;

(H)	it has no known claims made against it, realized or pending; and

(I)
no governmental approval is required on the part of Eliiy in connection with the execution, delivery and performance of this Agreement, except all governmental approvals which have been or will be timely obtained in the ordinary course of performance of this Agreement and before being required by applicable Laws.

EXCEPT AS SET FORTH IN THIS AGREEMENT, ELIIY MAKES NO REPRESENTATIONS AND NO OTHER WARRANTIES OR CONDITIONS ON THE PERFORMANCE OF THE PRODUCT, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH ENPHASE, AND ELIIY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(ii)	Representations and Warranties of Enphase. Enphase represents and warrants that:

(A)	it has full authority to execute this Agreement;

(B)	it is in good standing in all jurisdictions where it currently operates and that the operation of its business is conducted pursuant to all applicable Laws;

(C)	it will not be in breach of any other contract or agreement by entering into this Agreement;

(D)	the Specification complies with all applicable laws with respect to the shipment of the Product, including, but not limited to, complying with all laws related to the handling of Dangerous Goods;

(E)	it will use reasonable efforts to assist Eliiy to determine all applicable Laws respect to the manufacturing, packaging, and shipment of the Product;

(F)
Enphase shall maintain in effect insurance in accordance with the provisions of Exhibit G throughout the Term. Enphase shall use best efforts to increase the insurance coverage in amounts Enphase reasonably determines as the volumes of Product sold to Enphase increases. Enphase shall comply with the terms of any policy required to be maintained by Enphase in connection

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

with this Agreement. Enphase shall use its best efforts to provide to Eliiy an insurance certificate meeting the requirements of Exhibit G by [*].

(G)	it does not infringe on any intellectual property rights of third parties;

(H)	Enphase will [*] for the AC Battery [*]. Enphase will not [*] or [*]. Enphase will not [*] or [*], and Enphase will expressly indicate that [*] in connection with [*] or [*] concerning the AC Battery;

(I)	it has no known claims made against it, realized or pending; and

(J)
no governmental approval is required on the part of Enphase in connection with the execution, delivery and performance of this Agreement, except all governmental approvals which have been or will be timely obtained in the ordinary course of performance of this Agreement and before being required by applicable Laws.

EXCEPT AS SET FORTH IN THIS AGREEMENT, ENPHASE MAKES NO REPRESENTATIONS AND NO OTHER WARRANTIES OR CONDITIONS ON THE PERFORMANCE OF THE PRODUCT, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER PROVISION OF THIS AGREEMENT OR COMMUNICATION WITH ENPHASE, AND ENPHASE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(iii)	Notice. Each party will give prompt notice to the other party if any Representations and Warranties have been breached by either party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

l.	Changes to Specifications, Technical Support and Engineering Changes.

(i)
Changes to Specifications. Eliiy shall use commercially reasonable efforts during the Term to maintain the ability to manufacture Product meeting the Specifications set forth in Exhibit A. During the Term, Eliiy shall not, without Enphase’s prior written consent, substitute different Product for the Product ordered by Enphase under any accepted Purchase Order. Eliiy shall not make any modifications to the Specifications that change the form, fit or function of the Product. Enphase shall have the right to reject any Product that fail to conform to the Specifications or other requirements of this Agreement.

(ii)
Technical Support. Eliiy shall provide the technical services to be set forth in Exhibit E during the Warranty Period free of charge. The parties shall work in good faith to complete the contents of the technical service on or before [*] in conjunction with the completion of the RMA Procedure as described in Section 3.i. For a minimum of [*] after the end of the Warranty Period for a Product, Eliiy agrees to provide after-warranty engineering services that Eliiy has, at the time, available to offer to Enphase, at a reasonable cost no greater than Eliiy’s then-current most-favorable rates offered or provided to any non-affiliated third-party that is purchasing a battery module that is similar to the Product, and purchasing similar volumes as Enphase.

(iii)	PCN Process. Eliiy shall comply with Enphase’s Product Change Notice (“PCN”) Process, a copy of which has been provided to Eliiy.

(iv)
Quality Control. Eliiy shall and shall cause any supplier of parts or chemicals incorporated into the Product to adhere to the APQP and the Enphase Quality Assurance Manual (SQA-00001 Supplier Quality Assurance Manual v1.1), including the Supplier Code of Conduct, which Enphase has provided to Eliiy. Eliiy shall neither ship nor bill Enphase for any Product that fail to meet the applicable requirements in such manual. Eliiy shall promptly notify Enphase in writing in the event that it becomes aware that any of its suppliers fail to comply with the requirements of such manual.

(v)
Engineering Changes. Enphase may request that Eliiy incorporate engineering changes into the Product by providing Eliiy with a description of the proposed engineering change sufficient to permit Eliiy to evaluate its feasibility and cost. Eliiy will, in good faith, proceed with engineering changes when the parties have agreed upon the changes to the Specifications, delivery schedule and product pricing and Enphase has issued a Purchase Order for the agreed upon and reasonable implementation costs.

m.
Conflict Minerals. Enphase shall comply, and Eliiy shall assist Enphase in a commercially reasonable manner, with any reporting requirement due to the use of Conflict Minerals, as such term is defined by the Securities and Exchange Commission’s final rules mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act: (Tantalum (Ta), Tungsten (W), Tin (Sn), and Gold (Au)) originating from the Democratic Republic of the Congo (DRC) or adjoining countries.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

n.
Battery Recycling. Eliiy shall assist Enphase in the compliance with any Laws regarding the disposal of battery materials and other “eWaste,” as set forth in the RMA process. Enphase shall be solely responsible for the disposal and costs of disposal of battery materials and other “eWaste” components; provided however, that if there is a defect in the Product, then Eliiy shall be solely responsible for the disposal and costs of disposal of the Product under Warranty claim or Epidemic Failure.

o.
End of Life of Product. In case Eliiy plans to discontinue the manufacturing of the Product or any components of the Product which is not backwards compatible with the Product, Eliiy shall provide a notice which sets out the date in which Eliiy will stop delivery of the Product (“EOL Date”).  The EOL Date shall be at least [*] after the date of such notice. If Eliiy issues such notice, the parties shall negotiate in good faith the modification of Enphase’s obligations to purchase the Annual Volumes, as set forth in Section 3.e. Enphase shall submit the final Purchase Orders for the number of Product that Enphase shall require [*] prior to the EOL Date, and the parties shall work in good faith to resolve any issues that Eliiy may have with accepting such Purchase Orders. If Eliiy has a LIB, BMU or cable, that are “backward compatible” (in form, fit and function) to the AC Battery, then Eliiy shall comply with the PCN process.

p.	Indemnification.

(i)
Eliiy - General. Eliiy shall defend, indemnify and hold harmless Enphase and its Affiliates, along with each of their respective officers, directors, partners, members, shareholders, agents, employees, successors, and assigns (collectively, the “Enphase Indemnitees”), from any breach of any representation or warranty guaranteed to Enphase under this Agreement, from and against all third-party claims (including, without limitation, product liability claims), losses, damages, expenses and liability (including court costs and reasonable attorneys’ fees) (collectively, the “Losses”) brought against or incurred by any Enphase Indemnitee arising out of or relating to this Agreement or any Purchase Order to the extent such Losses are caused by or are the result of:(a) any breach of this Agreement by Eliiy or its successors and assigns (collectively, the “Eliiy-Related Persons”); (b) breach of the Warranties, including manufacturing defects and design defects; (c) the negligence or willful misconduct of the Eliiy-Related Persons; and (d) except as set forth in Section 3.p. (iv), any product liability claims or other claims relating to the Product, including, without limitation, Eliiy’s labeling on the Product or Eliiy’s failure to withdraw or recall Product in a timely fashion.

(ii)
Eliiy - Intellectual Property. Eliiy shall defend, indemnify and hold harmless the Enphase Indemnitees from any claim of any third party that any Product as furnished by Eliiy to Enphase under this Agreement infringes any Intellectual Property Rights of such third party; provided however, that this indemnity shall not apply in case the infringement of Intellectual Property Rights is attributable to Enphase IP. Without limiting the generality of the foregoing, Eliiy shall, at Eliiy’s option and Eliiy’s sole cost and expense, either (A) procure for Enphase the right to continue using the infringing Product or (B) modify or replace the infringing Product so that it becomes non-infringing, in either case in a manner and time period that does not unreasonably interfere with Enphase’s activities or operations. If in connection with any such claim the continued use of any Product is forbidden by

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

any court of competent jurisdiction, and neither of the foregoing remedies under clauses (A) or (B) are available, and provided that in no event may Eliiy take any action which adversely affects Enphase’s continued use and enjoyment of the Product without the prior written consent of Enphase, Eliiy shall refund to Enphase the amounts paid by Enphase to Eliiy for the infringing Product, without reduction or offset, and shall provide any commercially reasonable assistance requested by Enphase in procuring a suitable replacement for the infringing Product.

(iii)
Eliiy - Hazardous Material. Eliiy shall defend, indemnify and hold harmless each Enphase Indemnitees from and against all claims, losses, fines, costs, penalties or expenses imposed upon any of them (including court costs and reasonable attorneys’ fees), regardless of whether or not such claims, losses, fines, costs, penalties or expenses arise from or are incurred by third parties, that they may incur or suffer by reason of: (a) the existence in or any release from a Product of any Hazardous Material; (b) any enforcement or compliance proceeding commenced by or in the name of any Governmental Authority arising from or related to the existence in or any release from a Product of any Hazardous Material; and (c) any action reasonably necessary to abate, remediate or prevent a violation or threatened violation of any Law by any Enphase Indemnity with respect to the existence in or any release from a Product of any Hazardous Material.

(iv)
Enphase - General. Enphase shall defend, indemnify and hold harmless Eliiy and its Affiliates, along with each of their respective officers, directors, partners, members, shareholders, agents, employees, successors, and assigns (collectively, the “Eliiy Indemnitees”), from any breach of any representation or warranty guaranteed to Eliiy under this Agreement, from and against all third-party Losses brought against or incurred by any Eliiy Indemnitee arising out of or relating to this Agreement or any Purchase Order to the extent such Losses are caused by: (a) any breach of this Agreement by Enphase or its successors and assigns (collectively, the “Enphase-Related Persons”); (b) the negligence or willful misconduct of the Enphase-Related Persons; and (c) any product liability claims or other claims relating to the AC Battery that were not the result of a deficiency of or primarily related to the issues with the Product.

(v)
Notice of Claim. An Enphase Indemnitee or Eliiy Indemnitee (each, an “Indemnified Party”) shall, promptly after the receipt of notice of the commencement of any legal action or of any claims against such Indemnified Party in respect of which indemnification may be sought pursuant to the provisions of this Section l, notify Eliiy or Enphase, as the case may be (each, an “Indemnifying Party”) in writing thereof, provided that the failure of an Indemnified Party promptly to provide any such notice shall only reduce the liability of the Indemnifying Party by the amount of any damages attributable to the failure of the Indemnified Party to give such notice in such manner. In case any such claim or legal action shall be made or brought against an Indemnified Party and such Indemnified Party shall notify the Indemnifying Party thereof, the Indemnifying Party may, or if so requested by the Indemnified Party shall, assume the defense thereof and after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof with legal counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party will not be liable to the Indemnified

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

Party under this Section for any legal fees and expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume the defense of any such claim or legal action, then the Indemnifying Party shall remain liable to such Indemnified Party for any legal fees and expenses incurred by such Indemnified Party in connection with the defense thereof. No Indemnified Party shall settle any indemnified claim over which the Indemnifying Party has not been afforded the opportunity to assume the defense. The Indemnifying Party shall control the settlement of all claims over which it has assumed the defense; provided, that the Indemnifying Party shall not conclude any settlement which requires any action or forbearance from action by an Indemnified Party, or any payment by an Indemnified Party, without the prior approval of the Indemnified Party. The Indemnified Party shall provide reasonable assistance to the Indemnifying Party as reasonably requested by the Indemnifying Party, at the Indemnifying Party’s sole cost and expense, in connection with such legal action or claim. For claims over which the Indemnifying Party has assumed the defense, the Indemnified Party shall have the right to participate in and be represented by counsel of its own choice and at its own expense.

q.	Limitation of Liability and Disclaimer.

(i)
IN NO EVENT SHALL EITHER PARTY BE RESPONSIBLE UNDER ANY PROVISION OF THIS AGREEMENT OR OTHERWISE WITH RESPECT TO THE PRODUCT, FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES, ANTICIPATED OR LOST PROFITS, LOSS OF TIME, OR OTHER SIMILAR LOSSES OF ANY KIND INCURRED BY THE OTHER PARTY IN CONNECTION WITH SUCH PARTY’S PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT.

(ii)
EACH PARTY’S ENTIRE AND AGGREGATE LIABILITY FOR ALL CLAIMS MADE BY ONE PARTY AGAINST THE OTHER PARTY ARISING FROM THIS AGREEMENT SHALL NOT EXCEED THE GREATER OF [*] OR [*] OF THE TOTAL AMOUNT OF SALES OF THE PRODUCT DURING THE EXCLUSIVITY PERIOD, AND THEN [*] FROM THE END OF THE EXCLUSIVITY PERIOD TO THE POINT THE INDEMNIFIED PARTY HAS NOTIFIED THE INDEMNIFYING PARTY FOR INDEMNIFICATION PURSUANT TO SECTION 3.P.(IV) ABOVE. NOTHING IN THIS SECTION 3.Q SHALL BE DEEMED OR CONSTRUED TO LIMIT (A) RECOVERY OF AMOUNTS OWED TO A THIRD PARTY THAT MAY BE RECOVERABLE FROM THE OTHER PARTY PURSUANT TO ANY INDEMNITY UNDER SECTION K, (B) LIABILITY ARISING FROM A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, INTENTIONAL BREACH, FRAUD, OR ILLEGAL OR UNLAWFUL ACTS, (C) AMOUNTS DUE TO ELIIY FOR UNPAID INVOICES, OR (D) ELIIY’S WARRANTY OBLIGATIONS. THE LIMITS OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL NOT BE REDUCED BY THE AMOUNT OF INSURANCE PROCEEDS AVAILABLE TO THE INDEMNIFIED PARTY.

r.	No Limitation on Remedies. Except where this Agreement states that the applicable remedy set forth herein is the sole or exclusive remedy (or words of similar import) for such event,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

the rights and remedies of the Parties with respect to this Agreement in relation to such event are in addition to, and shall not be read or deemed a limitation on, those rights and remedies that may be available to a Party at law or in equity.

s.	Term.

(i)	Term. The “Term” of this Agreement shall be for a period of six (6) years from the Effective Date hereof or earlier, as provided elsewhere in this Agreement.

(ii)
Survival. Expiration or termination of this Agreement for any reason shall not affect: (A) the obligations accrued and the rights secured prior to the effective date of expiration or termination; and (B) any obligations under Sections 3.f.(B-D), 3.i., 3.j., 3.n. (if there is a defect in the Product), 3.p., 3.q., 3.r., 3.s(ii-iii), 3.u (ii-xii) hereof, all of which shall survive termination or expiration of this Agreement.

(iii)
Rights to Intellectual Property. In the event of Eliiy’s termination of this Agreement for any reason other than a default by Enphase, or Eliiy’s inability, unwillingness or failure to fulfill its obligations under this Agreement and provided that Enphase fulfills all of its obligations under this Agreement, then Enphase shall have the rights, without the requirement of any additional payments to Eliiy or any successor in interest, to develop a similar battery cell storage system with a third party(ies), and further, Eliiy agrees that it shall not prosecute any claims, of any kind, against Enphase or the third party(ies) for any use of the BMU protocol, firmware and circuit modifications developed by both parties during the Term. This Section s.(iii) does not grant Enphase any rights to the Eliiy source code for the BMU.

t.	Default and Termination.

(i)
Default by Enphase. This Agreement may be terminated by Eliiy prior to the end of the Term by written notice to Enphase, if Enphase, on at least [*] occasions in any [*] period, does not meet its undisputed payment obligations and does not cure or remedy such default in payment within [*] after receipt of the notice.

(ii)
Default by Eliiy. This Agreement may be terminated by Enphase prior to the end of the Term by written notice to Eliiy, if Eliiy, on at least [*] period, fails to deliver the quantities or Delivery Date set forth in an accepted Purchase Order, and does not cure or remedy such default within [*] after receipt of the notice. The Milestone Schedule shall set forth the cure dates and remedy for any failure to meet a Milestone.

(iii)
Default by Either Party. Except as set forth in Section t.(i) or t.(ii), this Agreement may be terminated earlier by either party by a written notice to the other party if the other party: (i) breaches any material provision of this Agreement and does not cure or remedy such breach within [*] after receipt of the notice of breach from the other party; or (ii) permanently ceases doing business, becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, reorganization, corporate rehabilitation, composition for the benefit of creditors, if such petition or proceeding is not dismissed with prejudice within [*] after filing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

(iv)
Failure to Agree to Terms for Section 3.i.(ii). Either Party may terminate this Agreement without any penalty or liability if the Parties are unable agree to the reasonable warranty precautions and exclusions terms as provided for in Section 3.i.(ii) within in the [*] day time period referenced in the section.

u.	General.

(i)
Reports. Starting with the [*] after Enphase has sold AC Batteries, Enphase shall deliver to Eliiy, on a [*] basis, a report that indicates how many AC Batteries have been delivered into “Condition 1” and “Condition 2” geographies.

(ii)
Confidential Information. Each party acknowledges that it or its personnel may be exposed to or otherwise acquire Confidential Information of the other party. Each party agrees to hold the Confidential Information of the other party in strict confidence and to not disclose such Confidential Information or use such Confidential Information in any way other than as may be: (i) required by this Agreement, and then only to those employees with a need to know in furtherance of the transactions contemplated by this Agreement; or (ii) consented to in writing by the disclosing party. Within thirty (30) days of the written request of the disclosing party, the receiving party shall return all of the disclosing party’s Confidential Information, except that the receiving party may retain one copy of the Confidential Information to be held by its legal counsel. The receiving party shall promptly notify the disclosing party if the receiving party learns of any unauthorized use or disclosure of the disclosing party’s Confidential Information. Each party agrees that breach of this Section (Confidential Information) will result in irreparable injury to the disclosing party and that the disclosing party is entitled to injunctive relief, in addition to any other remedies that may be available at law or in equity. The receiving party will not use the disclosing party’s Confidential Information to the detriment of the disclosing party.

(iii)
No Authority. Neither party is authorized to act for or on the behalf of the other party under this Agreement. Without limiting the generality of the foregoing, each party is an independent contractor, and no principal/agent or partnership relationship is created between them by this Agreement.

(iv)
Waiver. No failure or delay by either party to enforce or take advantage of any provision or right under this Agreement shall constitute a subsequent wavier of that provision or right, nor shall it be deemed to be a waiver of any other terms and conditions of this Agreement.

(v)	Notice. Any notice, request, demand, instruction or other document (collectively, “Notice”) to be given hereunder to either party shall be addressed as follows:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

If to Eliiy:	Eliiy Power Co., Ltd. Attention: Kyoichi Yamamoto 1 Chome-6-4 Osaki, Shinagawa, Tokyo 141-0032, Japan
With a copy (which shall not constitute notice) to:	Hitoshi Ishihara & Takashi Akahane Anderson Mori & Tomotsune Akasaka K-Tower, 2-7 Motoakasaka 1-chome Minato-ku, Tokyo 107-0051
If to Enphase:	Darien Spencer Enphase Energy, Inc. 1420 N. McDowell Blvd Petaluma, CA 94954
With a copy to:	Enphase Energy Legal Enphase Energy, Inc. 1420 N. McDowell Blvd Petaluma, CA 94954

(vi)
Force Majeure. Except for Enphase’s payment obligation, neither party to this Agreement shall be liable for its failure or delay to perform any of its obligations hereunder during any period in which such performance is prevented by the act of nature, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, war sabotage, power shortage or failure, line surges, labor shortages or disputes, and governmental control. In the event of any such delay the date of delivery or performance hereunder shall be extended by a period equal to the time lost by reason of such delay. In the event of such failure or delay, the party so affected shall immediately provide notice to the other party of such date the nature of such act of nature and the anticipated period of time during which such act of nature conditions are expected to persist.

(vii)
Severability. In the event that any provision of this Agreement is prohibited by any law governing its construction, performance or enforcement, such provision shall be ineffective to the extent of such prohibition without invalidating thereby any of the remaining provisions of the Agreement. The captions of the sections in this Agreement are intended for convenience only, and shall not be interpretive of the content of an accompanying section.

(viii)
Amendment. The terms and conditions of this Agreement may not be superseded, modified, or amended, except in a writing which both parties indicate a modification thereof, and is signed by authorized representatives of both parties.

(ix)	Choice of Language. The Parties hereby acknowledge and agree that they have mutually required that this Agreement and all documentation, notices, judicial

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

proceedings, and dispute resolution and arbitration entered into, given, instituted pursuant to, or relating to, this Agreement be drawn up in the English language. Any translations of this Agreement or its attachments that are provided are done solely for the convenience of Seller and, in all cases, the English language version of such documents shall govern.

(x)
Construction. The Parties acknowledge and agree that this Agreement is the product of arms-length negotiations between Buyer and Seller, both of whom are sophisticated commercial Parties of equal bargaining power, and that neither Party has in any manner relied on the other Party’s expertise and/or superior knowledge, if any, in entering into this Agreement. Both Parties acknowledge and agree that this Agreement shall be construed as if jointly prepared and drafted by both Parties and that under no circumstances will any provision hereof be construed for or against either Party due to that Party’s actual role in the preparation or drafting of this Agreement. Headings and subheadings used in this Agreement are for reference purposes only and shall not constitute any part of this Agreement.

(xi)
Complete Agreement. Unless otherwise provided herein, all Exhibits signed by duly authorized representatives of Enphase and accepted by Eliiy shall be deemed merged into and become a part of this Agreement. This Agreement supersedes and replaces all prior or contemporaneous agreements, written or oral regarding the same subject matter.

(xii)
Governing Law and Venue. Except as set forth below, the validity, performance and construction of this Agreement shall be governed by the laws of the State of California, U.S.A. and the parties irrevocably submit to arbitration in Singapore pursuant to the Arbitration Rules of the Singapore International Arbitration Centre. If, for any reason, the parties cannot arbitrate in Singapore, and the party seeking arbitration is Enphase, then the parties irrevocably submit to arbitration in Japan, pursuant to the rules of the Japan Commercial Arbitration Association. On the other hand, if, for any reason, the parties cannot arbitrate in Singapore, and the party seeking arbitration is Eliiy, then the parties irrevocably submit to arbitration in Los Angeles, California, pursuant to the rules of JAMS. The language of the arbitration shall be English. Notwithstanding the foregoing, either party may use criminal, civil and administrative courts and laws in any jurisdiction worldwide necessary to protect its intellectual property and confidential information including any licenses set forth herein.

(xiii)
FCPA. With respect to the matters covered by this Agreement, Eliiy represents, warrants, and covenants to Enphase, that neither Eliiy nor any owners, directors, officers, employees, agents, affiliates or other contractors and subcontractors (collectively, “Relevant Persons”) of Eliiy has or will: (i) violate or cause Enphase or its Relevant Persons to be in violation of the U.S. Foreign Corrupt Practices Act of 1977 as amended (15 U.S.C. §§78dd-1, et seq.) (the “FCPA”), the U.S. Travel Act, or any other applicable anti-corruption law or regulation (collectively “Anti-Corruption Laws”); (ii) with a corrupt, improper, or illegal intent directly or indirectly (through third parties) pay, provide, promise, offer, or authorize the payment or provision of any money or thing of value to (a) an official, employee, or agent of any government, military, political party, public international

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

organization, state-owned or affiliated entity, or instrumentality thereof (collectively “Government Officials”), (b) a political party or candidate for public office, (c) any person while “knowing” (as that term is interpreted by the U.S. government in relation to the FCPA) that all or a portion of that money or thing of value will be offered, promised, paid, or provided to the foregoing persons, or (d) any other individual, entity, or organization, in order to obtain, retain, or direct approvals, licenses, permits, business, sales, tax or duty assessments, import or export clearances, or other advantages; (iii) offer, promise, authorize, provide, or incur any bribe, kickback, or other corrupt or unlawful payment, expense, contribution, gift, entertainment, travel or other benefit, or advantage (collectively, “Restricted Benefits”) to or for the benefit of any Government Official, political party or candidate, or any other individual, entity, or organization; (iv) solicit, accept, or receive any Restricted Benefits; or (v) establish or maintain any unlawful or unrecorded funds (such as slush funds).  Eliiy further represents, warrants, and covenants to Enphase that (i) Eliiy shall cause its Relevant Persons involved with performing obligations under this Agreement to comply with the representations, warranties, and covenants contained in this Section; (ii) to its knowledge, no Relevant Person of Eliiy or an immediate relative thereof (i.e., parent, child, sibling, spouse, or domestic partner) is a Government Official or a candidate for public office who is or may become responsible for regulating or otherwise overseeing activities contemplated by this Agreement; (iii) there have been no accusations, claims, investigations, informal inquiries, indictments, prosecutions, or other enforcement actions, judgments, or proclamations against Eliiy or, to its knowledge, its Relevant Persons relating to bribery, corruption, money laundering, fraud, obstruction of justice, racketeering or other illegal or unethical activities; (iv) Eliiy has in good faith provided to Enphase accurate and complete due diligence information and materials regarding itself and its Relevant Persons in response to requests by Enphase; (v) Eliiy shall not retain any subcontractor or subvendor to assist with any regulatory or other government interactions in the performance of this Agreement, unless such subcontractor or subvendor has satisfied Enphase’s due diligence standards, in the Enphase’s reasonable opinion, and has provided written assurances of its compliance with the foregoing representations, warranties, and covenants; and (vi) Eliiy shall notify Enphase if it learns that Eliiy or a Relevant Person of Eliiy has violated or will violate any of the representations, warranties, or covenants contained in this Section. Eliiy agrees that it will annually certify to Enphase that they are in compliance with Enphase’s FCPA Policy, a copy of which has been delivered to Eliiy.

(xiv)
Prevailing Party. The prevailing party in any legal action arising out of, or related to this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred in such action, including but not limited to, court costs and reasonable attorney’s fees.

Executed in Petaluma, California, USA/Tokyo, Japan.
Enphase Energy, Inc.     Eliiy Power Co., Ltd

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

By: /s/ Paul B. Nahi                                By: /s/ Hiroichi Yoshida
Paul Nahi, President and Chief Executive Officer            Hiroichi Yoshida, President

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Specifications
[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B
Milestone Schedule

Delivery Date	Item	Quantity	Purpose	Functionality; Hardware; Deliverables	Enphase Acceptance
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C
Project Coordinators
Enphase:
[*]
Eliiy:
[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D
Warranty

The Product shall maintain the ability to store and discharge energy [*] at the minimum percentages set forth below, depending on the Average Annual Ambient temperatures in the location in which the AC Battery is located. The Parties agree that Average Annual Ambient Temperature shall be determined by a mutually agreed upon respective national weather service servicing the respective geographical location where the AC Battery has been installed.

Condition 1: Average Annual Ambient temperature does not exceed [*] degrees Celsius:

Year 1                [*] of rated capacity
Years 2 – 5            [*] of rated capacity
Years 6 – 10             [*] of rated capacity
Year 11                [*] of rated capacity

Condition 2: Average Annual Ambient temperature does not exceed [*] degrees Celsius:

Year 1                 [*] of rated capacity
Years 2 – 5            [*] of rated capacity
Years 6 – 10             [*] of rated capacity
Year 11                [*] of rated capacity

For purposes of determining a “Year,” the Year begins on the Delivery date of the Product.

The rated capacity of the Product will be based on a [*] charge capacity.

During the Warranty Period, the round trip energy efficiency of the Product (including power loss in the BMU) shall be as set forth in Exhibit A. Round trip efficiency is measured at a charge / discharge current of [*] at an ambient temperature of [*] degrees Celsius.

This Warranty shall not cover Product that have:

(a)	experienced conditions exceeding the Specifications after leaving Eliiy’s factory (Eliiy needs to put Shock and Vibration Specification in Exhibit A);

(b)	visible signs of water damage or has experienced an electrical short due to improper handling after leaving Eliiy’s factory; and

(c)	experienced temperatures over [*] for a continuous period exceeding [*] as measured at the thermistor at or closest to any battery cell.
Enphase agrees to retain the data necessary to support Warranty claims, such as [*].  [*] shall be retained for a period not exceeding [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit E
Technical Support
To be agreed separately

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit F
Eliiy Insurance Requirements

1.	(US) $[*] limit of liability.

2.	Coverage for Bodily Injury or Property damage caused by Eliiy’s product.

3.
The coverage territory of Eliiy’s insurance will respond to lawsuits that occur in the country/state where the person is injured or where the property is damaged as well as to actions and disputes contested in Singapore, the venue for disputes between the parties.

4.	Additional Insured to include Enphase, and, to the extent reasonably available in the Japanese market, its officers, directors, agents (excluding agents who are design professionals), and employees.

5.	A Waiver of Subrogation in favor of Enphase will be provided by Eliiy’s insurance policy.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit G
Enphase Insurance Requirements

1.	(US) $[*] limit of liability.

2.	Coverage for Bodily Injury or Property damage caused by Enphase’s product.

3.
The coverage territory of Enphase’s insurance will respond to lawsuits that occur in the country/state where the person is injured or where the property is damaged as well as to actions and disputes contested in Singapore, the venue for disputes between the parties .

4.
Additional Insured to include Eliiy, its officers, directors, agents (excluding agents who are design professionals), and employees; provided however, that if Eliiy’s insurance does not include Enphase’s officers, directors, agents (excluding agents who are design professionals), and employees, then Enphase shall not provide such coverage for Eliiy’s officers, directors, agents (excluding agents who are design professionals), and employees.

5.	A Waiver of Subrogation in favor of Eliiy will be provided by Enphase’s insurance policy.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.